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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 22, 2001, except Note 19 which is as of August 27, 2001, relating to the consolidated financial statements and the combined financial statements, which appear in the Current Report on Form 8-K of Plains All American Pipeline, L.P. dated August 27, 2001. We also consent to the incorporation by reference of our report dated August 27, 2001 relating to the balance sheet of Plains AAP, L.P., which appears in Plains All American Pipeline L.P.'s Current Report on Form 8-K dated August 27, 2001. In addition, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos 333-91141 and 333-54118) of Plains All American Pipeline, L.P. of our report dated March 22, 2001, except Note 19 which is as of August 27, 2001, relating to the consolidated financial statements and the combined financial statements, which appears in the Current Report on Form 8-K of Plains All American Pipeline, L.P. dated August 27, 2001. We also consent to the references to us under the headings "Experts" in such Registration Statement.

Houston, Texas
August 27, 2001